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                                                                   EXHIBIT 23.1

                       CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors Wells Fargo & Company:

 We consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 33-64575) of Wells Fargo & Company of our report dated January 17, 1995, incorporated by reference in the Annual Report on Form 10-K of Wells Fargo & Company for the year ended December 31, 1994 and to the reference to our firm under the headings "Experts" in the Joint Proxy Statement/ Prospectus.

                                          /s/ KPMG Peat Marwick LLP

San Francisco, CA
February 1, 1996